UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2011

PATIENT SAFETY TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-09727	13-3419202
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 VENTURE PLAZA, SUITE 350, IRVINE, CALIFORNIA 92618
(Address of Principal Executive Offices) (Zip Code)

(949) 387-2277

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Sale of Common Stock

On March 29, 2011 (the “Closing Date”), Patient Safety Technologies, Inc., a Delaware corporation (“we,” “us,” “our,” or the “Company”) entered into a Common Stock Purchase Agreement (the “Purchase Agreement”) with the Buyers identified on the signature pages thereto (the “Buyers”), each of whom is an accredited investor, as defined under Rule 501(a) of Regulation D of the Securities Act of 1933, as amended (the “Act”).

Pursuant to the Purchase Agreement, we issued to the Buyers an aggregate of 9,483,333 shares of our Common Stock (the “Stock”) at a purchase price of $0.75 per share (or approximately $7.1 million in the aggregate), payable in cash.   We refer to these transactions as the “Financing.”

Approximately 66% of the Stock issued in the Financing was purchased by an accredited investor Buyer with no prior relationship or affiliation with the Company, which investor negotiated the terms of the Financing with the Company at arms’ length.  On identical terms, the remainder of the Financing was purchased by a combination of existing stockholders, affiliates and/or family members of Wenchen (“Wayne”) Lin, a stockholder (indirectly), member of our Board of Directors (“Board”) and the president of A Plus International, the Company’s exclusive manufacturer, and, officers of the Company, including the Company’s Chief Financial Officer and also by our Senior Vice President of Sales.  A small portion ($112,500) of the overall Financing was completed on or about March 30, 2011.  For convenience of presentation, we aggregate our disclosures regarding such closings and use the defined terms herein (such as Buyer, Closing Date and Stock) to cover both closings because the terms of the Purchase Agreements used and other aspects of the closings were identical in all respects except for the settlement date.

The proceeds will be used for general corporate purposes, including repayment of ordinary course indebtedness to A Plus International.

In addition, as contemplated by the Purchase Agreement, we granted the Buyers certain registration rights for the shares of the Stock, as described below under “—Registration Rights Agreement.”

Registration Rights Agreement

As contemplated by the Purchase Agreement, on the Closing Date we also entered into a Registration Rights Agreement with the Buyers, which amended and restated a prior registration rights agreement with A Plus International, Catalysis Partners and certain other parties (filed as an exhibit to our Current Report on Form 8-K filed on June 29, 2010), to provide for certain registration rights (the “Registration Rights Agreement”).  Pursuant to the Registration Rights Agreement, we agreed to file a registration statement to register the Stock issued to the investors in the Financing and certain other holders of registration rights (collectively, “Holders”), as well as any other shares of common stock held by them on the Closing Date, within 45 days, and to make reasonable best efforts to have such registration statement declared effective within 150 days of the Closing Date. In addition to the foregoing mandatory registration, we also granted the Holders demand and “piggyback” registration rights.  We have agreed to pay substantially all of the costs and expenses related to the filing of the registration statements and any underwritten public offering required pursuant to the Registration Rights Agreement.  In connection with the Registration Rights Agreement a stockholder with registration rights under a prior registration rights agreement agreed to terminate such agreement and join the Registration Rights Agreement.

The foregoing descriptions of the Purchase Agreement and Registration Rights Agreement do not purport to be complete are qualified in their entirety by the full text of such agreements, which are filed as Exhibits 10.1 and 10.2, respectively, and incorporated by reference herein.

Item 1.02	Termination of Material Definitive Agreement

Disclosure responsive to this Item 1.02 is incorporated by reference from Item 1.01 of this Report.

Item 3.02	Unregistered Sale of Equity Securities

On the Closing Date we issued 9,483,333 shares of our Stock to the Buyers for approximately $7.1 million in cash.  The Registration Rights Agreement provides for certain mandatory, demand and “piggyback” registration rights, which will require us to register all the shares of Stock issued to the Holders in the Financing, as well as all other shares of common stock held by the Holders on the Closing Date, under the Act in certain circumstances.  The Stock has not been registered under the Act, or state securities laws and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from the registration requirements.

The Stock was issued in reliance upon the exemption from the registration requirements of the Act pursuant to Rule 506 of Regulation D thereof.  The offer, sale and issuance of the Stock was made without general solicitation or advertising.  The Stock was offered and issued only to “accredited investors” as such term is defined in Rule 501 of Regulation D under the Act.

Neither this Current Report on Form 8-K nor the exhibits attached hereto is an offer to sell or the solicitation of an offer to buy shares of our common stock or any other security.

The disclosure in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item.

Item 8.01	Other Events

On March 31, 2011, the Company issued a press release, attached hereto as Exhibit 99.1 and made part of this report, announcing the Financing.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

10.1*	Common Stock Purchase Agreement dated March 28, 2011, and March 30, 2011 between the Company and the Buyers

10.2	Registration Rights Agreement dated March 28, 2011, between the Company and Holders

99.1	Press release dated March 31, 2011

* The Company hereby agrees to furnish supplementally a copy of any omitted schedule (or similar attachment) to the Securities and Exchange Commission upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 31, 2011	Patient Safety Technologies, Inc.
	By:	/s/ Brian E. Stewart
Brian E. Stewart President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibits

10.1*	Common Stock Purchase Agreement dated March 28, 2011, between the Company and the Buyers

10.2	Registration Rights Agreement dated March 289, 2011, between the Company and Holders

99.1	Press release dated March 31, 2011

* The Company hereby agrees to furnish supplementally a copy of any omitted schedule (or similar attachment) to the Securities and Exchange Commission upon its request.